EXHIBIT 99.1

QUEST MANAGEMENT INC. ANNOUNCES SALE OF CONTROL BLOCK AND ADDITION OF NEW BUSINESS INITIATIVES

March 21, 2017, Madona, Latvia, Quest Management Inc. (OTC-PINK – QSMG) announces the signing of a Stock Purchase Agreement (the “Agreement”) between Quest Management’s President, Mr. Dmitrij Ozolins and TN3 LLC, a Wyoming limited liability company, whereby TN3 agreed to acquire 46,045,000 shares of common stock owned by Mr. Ozolins, which represents all of the shares owned by Mr. Ozolins.

The parties expect to close the acquisition on or about April 15, 2017. At the time of closing, Mr. Dan Martin, the CEO and controlling shareholder of TN3, will be appointed as a member of the Board of Directors of Quest. Mr. Martin, thereafter, intends to cause TN3 to vend into Quest, TN3’s assets, subsidiaries and divisions in equity swap transactions.

Mr. Martin is an accomplished C-level executive with success driving results across a broad base of middle-market companies in direct sales, technology, distribution, product development, and others. He has been an entrepreneur, corporate officer, and consultant. Starting his career in the 1990s while obtaining a BSBA in Finance from John Carroll University, he was co-founder of an Internet company which over the next five years achieved a 4% national market share in its niche. Since then, he has been actively involved in mergers and acquisitions, and bringing new products and services to new markets globally. His primary expertise, is understanding the needs of growing organizations, evaluating and defining the strategic objectives of a business, and communicating with stakeholders to successfully execute company objectives.

TN3 has numerous diversified initiatives created specifically for development within an environment such as Quest. One initiative is in the Biotech sector, which includes Cancer treatment technology currently being commercialized in partnership with a top US hospital in the United States. The work includes patents achieved in the area of immunotherapy for brain tumor patients. This Biotech initiative also includes scientifically advanced anti-aging and other human focused technologies. These have significant market potential for sales and one patent filed, with multiple subsequent patents expected, and feature the participation of multiple, notable scientists. TN3 also has a rapidly expanding subsidiary that provides telemedicine (the ability of individuals to remotely access medical advice) to both English and Spanish speaking people living in the U.S. TN3 has other traditional business interests, including durable goods distribution, which will be discussed at a later time.

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Presently, agreements for the acquisition of these assets are being negotiated, and Quest will disclose them to the public, in the near future, as the agreements are entered into.

Quest and TN3 are confident that the change of control of Quest will lead to these various acquisitions that will commence generating income within twelve (12) months and result in appreciable shareholder value. http://www.questmgmtinc.com

Safe Harbor Statement: This news release contains "forward-looking statements", which are statements that are not purely historical and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the development, costs and results of new business opportunities. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with new projects and development stage companies. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

For Further Information Contact:

Dmitrij Ozolins

President/CEO

Tel: (702) 907-8836

Email: dmitrij@questmgmtinc.com

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